UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 30, 2023
AURORA INNOVATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40216	98-1562265
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1654 Smallman St, Pittsburgh, PA	15222
(Address of principal executive offices)	(Zip Code)
(888) 583-9506
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	AUR	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	AUROW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2023, Aurora Innovation, Inc. (the “Company”) announced that Ossa F. Fisher has been appointed as President of the Company, effective as of her start date, which is expected to be February 13, 2023. Before joining the Company, Ms. Fisher, age 45, served as the President and Chief Operating Officer of Istation, Inc., an e-learning platform, from 2019 to 2022, and previously served as Istation’s Chief Operating Officer from 2017 to 2018 and Chief Marketing Officer from 2015 to 2017. Prior to joining Istation, Ms. Fisher was the Senior Vice President of Strategy and Analytics at global dating leader, Match.com, where she served since May 2013. Ms. Fisher has a broad range of expertise in technology and media, including more than ten years in the Technology, Media and Telecom practices of both Bain & Company, where she was employed from 2004 to 2013, and Goldman, Sachs & Co., from 1999 to 2002. Ms. Fisher holds a B.A. in Economics from Yale University, an M.A. in Education from Stanford University and an MBA from Stanford Graduate School of Business. Ms. Fisher’s expertise in growth strategy and scaling business operations will play a pivotal role as the Company advances towards commercial launch.

On December 29, 2022, the Company and Ms. Fisher entered into an employment letter agreement (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Ms. Fisher will be entitled to an initial annual base salary of $500,000 and an annual target bonus of 40% of annual base salary. Ms. Fisher will also receive a one-time award of 2,000,000 restricted stock units and 2,000,000 stock options, each to vest over a four-year period and subject to a 1-year cliff.

There is no arrangement or understanding between Ms. Fisher and any other person pursuant to which she was selected as President. In addition, there are no familial relationships between Ms. Fisher and any director or executive officer of the Company and Ms. Fisher is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Effective upon her appointment as President of the Company, Ms. Fisher will be designated as an “officer” as such term is used within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Ms. Fisher will execute the Company’s standard form of indemnification agreement prior to the date she commences employment with the Company, a copy of which has been filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (File No. 333- 260835), filed with the SEC on November 5, 2021.

The foregoing description of the terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

In connection with Ms. Fisher’s appointment, Chris Urmson will be stepping down as President, effective as of Ms. Fisher’s start date, but will remain as the Chief Executive Officer of the Company and an officer for purposes of Section 16 of the Exchange Act. The decision was not the result of any dispute or disagreement with the Company, the Company’s management or the Company’s Board of Directors (the “Board”) on any matter relating to the operations, policies or practices of the Company.

A copy of the press release announcing the appointment of Ms. Fisher as President of the Company is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Letter between the Company and Ossa F. Fisher, dated December 29, 2022.
99.1	Press release dated January 30, 2023.
104	Cover Page Interactive Data File.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: January 30, 2023

AURORA INNOVATION, INC.

By:	/s/ Richard Tame
Name:	Richard Tame
Title:	Chief Financial Officer